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                                                                      EXHIBIT 21


                                  SUBSIDIARIES
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
Acadian Consultants Corp.                                             Information Management Acquisition Corp.
Advanced Digital Graphics, Inc.                                       Input Management, Inc.
ACT Medical Record Services, Inc.                                     Input of Texas, L.P.
APS Services Acquisition Corp.                                        Leonard Archives Acquisition Corp.
Associate Record Technician Services Acquisition Corp.                Lifo Systems, L.P.
B&B (Baltimore-Washington) Acquisition Corp.                          Lifo Systems Management, Inc.
California Medical Record Service Acquisition Corp.                   MAVRICC Management Systems, Inc.
CH Acquisition Corp.                                                  Medicopy Acquisition Corp.
Copyright Acquisition Corp.                                           Microfilm Distribution Services, Inc.
Creative Mailings, Inc.                                               Microfilm Systems Acquisition Corp.
DeBari Associates Acquisition Corp.                                   Micro Publication Systems, Inc.
Delaware Major Acquisition Corp.                                      Minnesota Medical Record Service Acquisition Corp.
Deliverex Acquisition Corp.                                           MMS Escrow and Transfer Agency, Inc.
Deliverex Sacramento Acquisition Corp.                                Northern Minnesota Medical Record Service Acquisition Corp.
DISC Acquisition Corp.                                                Permanent Records L.P.
Doctex Acquisition Corp.                                              Permanent Records Management, Inc.
DPAS Acquisition Corp.                                                Premier Acquisition Corp.
Eagle Legal Services Acquisition Corp.                                QCS Inet Acquisition Corp.
Economic Research Services, Inc.                                      Quality Copy Acquisition Corp.
F.Y.I. Corporate Acquisition Corp.                                    RAC (California) Acquisition Corp.
F.Y.I. Direct Inc.                                                    Recordex Acquisition Corp.
F.Y.I. Image Inc.                                                     Researchers Acquisition Corp.
F.Y.I. Input Inc.                                                     Robert A. Cook Acquisition Corp.
F.Y.I. Integration Solutions Inc.                                     The Rust Consulting Group, Inc.
F.Y.I. Investments, Inc.                                              T.C.H. Group, Inc.
F.Y.I. Print Inc.                                                     TCH Mailhouse, Inc.
F.Y.I. Records Inc.                                                   ZIA Information Analysis Group, Inc.
F.Y.I. Storage Inc.                                                   Zip Shred Canada Acquisition Corp.
Imagent Acquisition Corp.
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